Exhibit 10-GGGG

                                              Conformed Copy


               AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

                                    among


                         CHRYSLER CREDIT CANADA LTD.
                           as Seller and Servicer,


                        CHRYSLER FINANCIAL CORPORATION
                          as Performance Guarantor,


                            CANADIAN MASTER TRUST
                                as Purchaser,

                                     and

                              NESBITT BURNS INC.
                           as Administrative Agent,





                        Dated as of December 18, 1996

                              TABLE OF CONTENTS

                                                                     PAGE NO.
                                                                     --------

ARTICLE I:        DEFINITIONS .........................................   1

ARTICLE II:       SALE AND PURCHASE ...................................  11

ARTICLE III:      FEES AND EXPENSES ...................................  12

ARTICLE IV:       CONDITIONS PRECEDENT TO PURCHASE ....................  14

ARTICLE V:        SETTLEMENT PROCEDURES ...............................  16

ARTICLE VI:       SERVICING OF RECEIVABLES ............................  17

ARTICLE VII:      REPRESENTATIONS AND WARRANTIES ......................  20

ARTICLE VIII:     COVENANTS ...........................................  22

ARTICLE IX:       ADMINISTRATIVE AGENT ................................  24

ARTICLE X:        COVENANTS OF CFC ....................................  25

ARTICLE XI:       MISCELLANEOUS .......................................  26


EXHIBIT A         Form of Servicer Report

EXHIBIT B         Form of Purchase Request

EXHIBIT C         Form of Assignment

         AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of December 18, 1996, as amended and restated as of November 10, 1997, among CHRYSLER CREDIT CANADA LTD., a Canadian corporation, as the "Seller" and initial Servicer, CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as the "Performance Guarantor", CANADIAN MASTER TRUST, as the "Purchaser" and NESBITT BURNS INC., as the "Administrative Agent" for the Purchaser.

                            ARTICLE I: DEFINITIONS

         "Administrative Agent" means Nesbitt Burns Inc. and any replacement thereof under Section 9.1.1.

         "Advance" means a Precomputed Advance determined in accordance with
Section 5.3.

         "Adverse Claim" means any mortgage, pledge, security interest, hypothecation, hypothec, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, or any other encumbrance or other right or claim in, of or on any Person's assets or properties in favour of any other Person, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Agreement" means this receivables sale agreement including the Exhibits hereto and the Schedule of Contracts, as amended and restated as of November 10, 1997 and as it may be further amended from time to time.

         "Aggregate Principal Balance" means, at any time, the aggregate Principal Balance of all Purchased Receivables at such time.

         "Amount Financed" means the amount advanced under a Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate or, in the case of Contracts originated in the Province of Quebec, the annual rate, stated on the face of the related Contract.

         "Assignment" means an assignment of Purchased Assets in the form of Exhibit C hereto.

         "Bankers' Acceptance Rate" means, on any day, the annual rate of interest which is the rate quoted by Bank of Montreal for bankers' acceptances accepted by it having a maturity equivalent to the applicable Settlement Period, provided that if no such quoted rate is available on any day, "Bankers' Acceptance Rate" on that day shall be such other rate as the Administrative Agent and the Seller may agree.

         "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other holiday on which banks are closed in Toronto or New York.

         "Carrying Costs" means, for each Settlement Period, an amount equal to the sum of:

              (i)  (PD + PF) x DSP x AI
                               --------
                                 365

              plus

              (ii) SF x DSP x APB
                   --------------
                        365

                       where   PD   =   Purchase Discount

                               PF   =   Program Fee

                               SF   =   Servicer Fee

                               DSP  =   the number of days in such
                                        Settlement Period

                               AI   =   the average daily Investment for such
                                        Settlement Period

                               APB  =   the average daily Aggregate Principal
                                        Balance for such Settlement Period.

         "Carrying Costs True-up Amount" has the meaning assigned to that term in Section 3.1.1.

         "CFC" means, Chrysler Financial Corporation, a Michigan corporation, and its successors and assigns.

         "Collection" means any amount paid by an Obligor or any other Person with respect to a Purchased Receivable, including (i) Liquidation Proceeds,
(ii) amounts paid to the Purchaser pursuant to Section 2.4 and (iii) the amount paid to the Purchaser on the sale of Purchased Receivables pursuant to
Section 2.3.

         "Collection Period" means a calendar month, or, in the case of the initial Collection Period for a Purchase, the period beginning on the Cut-Off Date and ending on the last calendar day of the calendar month in which the Cut-Off Date occurs.

         "Contract" means, with respect to any Receivable, any and all instruments, conditional sale contracts, agreements, invoices, or other writings pursuant to which such Receivable arises or which evidence such Receivable.

         "Credit and Collection Policy" means the credit and collection policies and practices of the Servicer and any successor Servicer relating to Receivables and Contracts, such policies being subject to unilateral revision or modification at any time by the Servicer or successor Servicer provided that and such revision or modification shall apply equally to the Purchased Receivables and Receivables owned by the Seller.

         "Credit Facilities" means each of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Purchaser (except under this Agreement) which are not Liquidity Facilities.

         "Cut-Off Date" means December 12, 1996 in respect of the initial Purchase and means the date specified in the Purchase Request in respect of each subsequent Purchase.

         "Dealer" means an automobile or light-duty truck dealership located within Canada at or through which a Financed Vehicle shall have been purchased or is proposed to be purchased.

         "Delinquency Ratio" means, as of the last calendar day of any month, a fraction, expressed as a percentage, the numerator of which is the sum of the Principal Balances of all Purchased Receivables which were Delinquent Receivables as of the last calendar day of such month and the last calendar day of each of the two immediately preceding months, to the extent this Agreement was in effect during such preceding months, and the denominator of which is the sum of the Aggregate Principal Balance on such last calendar day of such month and on the last calendar day of each of the two immediately preceding months, to the extent this Agreement was in effect during such preceding months.

         "Delinquent Receivable" means any Receivable which has 10% or more of a scheduled payment past due for more than 60 days.

         "Defaulted Receivable" means a Receivable (i) under which an amount greater than or equal to the amount required to be paid under the related Contract for the calendar month ending on the last day of the most recently completed Settlement Period has been outstanding for a period greater than or equal to three calendar months, or (ii) in respect of the Obligor (other than a guarantor) of which an Insolvency Event has occurred and is continuing.

         "Eligible Receivable" means, as of the applicable Cut-Off Date, any
Receivable:

         (i) the Obligor of which (a) is a resident of Canada and (b) is not an affiliate of the originating Dealer or any of the parties hereto,

         (ii) the Obligor of which (a) is not the Obligor of any Delinquent Receivable and (b) is not the subject of any bankruptcy, insolvency or reorganization proceeding or any other proceeding seeking the appointment of a receiver, trustee or other similar official for the Obligor or any substantial part of the Obligor's property,

         (iii) which is "chattel paper" within the meaning of the applicable PPSA,

         (iv) which is denominated and payable only in Canadian dollars in Canada,

         (v) which (a) has been originated in Canada by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and (b) satisfies all applicable requirements of the Credit and Collection Policy,

         (vi) which arises under a Contract (a) which, together with such Receivable, is (1) in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, and (2) subject to no dispute, offset, counterclaim or other defence, and (b) with respect to which (1) no default, breach, violation, or event permitting acceleration under the terms thereof has occurred and (2) there has not arisen any condition that, with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms thereof,

         (vii) which, together with the related Contract, (a) is secured by a perfected, valid, subsisting and enforceable first priority security interest in favour of the Seller in the related Financed Vehicle, (b) contains customary and enforceable provisions such that the rights and remedies of the holder of such security interest are adequate for realization against the collateral of the benefits of the security, and (c) was originated and transferred to the Seller without any conduct constituting fraud or misrepresentation on the part of the applicable Dealer or the Seller,

         (viii) which, together with the related Contract, immediately following the execution of such Contract, was purchased by (and the originating Dealer has validly assigned all of its right, title and interest therein to) the Seller, and such assignment of such Contract to the Seller is expressly contemplated in such Contract,

         (ix) which, together with the related Contract, does not contravene any laws, rules or regulations applicable thereto and with respect to which no part of the related Contract is in violation of any such law, rule or regulation,

         (x) the Financed Vehicle securing which (a) is free and clear of any Adverse Claim other than the security interest therein then being assigned by the Seller to the Purchaser, and no enforcement action, whether by repossession or otherwise, has been taken with respect to such Financed Vehicle, and (b) is covered by the Required Insurance in respect of such Financed Vehicle which is in full force and affect, and the proceeds of the Required Insurance have been assigned to the Seller or the Seller is the loss payee thereof and the Required Insurance, including the proceeds, are fully assignable to the Purchaser,

         (xi) as to which the Administrative Agent has not notified the Seller that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable,

         (xii)    with respect to the outstanding principal balance thereof,
                  (a) the related Contract requires that payment in full of such outstanding balance is scheduled to be made (1) not earlier than 5 months after, and (2) not later than 60 months after the date any interest therein is assigned to the Purchaser hereunder and (b) such outstanding balance is scheduled to be paid in equal consecutive monthly instalments in accordance with the actuarial method, the simple interest method or the Rule of 78s, and

         (xiii) which Receivable bears interest at the Annual Percentage Rate and such rate remains fixed during the term of such Receivable and accrued interest on such Receivable is payable monthly, in arrears.

         "Finance Charges" means, with respect to any Receivable and its related Contract, any finance, interest or similar charges owing by an Obligor pursuant to such Contract, including, without limitation, any charge payable in connection with any extension or adjustment under such Contract (without regard to whether any such extension or adjustment is permitted under the terms of this Agreement).

         "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the applicable Contract.

         "Full Payoff" has the meaning assigned to that term in Section 5.2.

         "Hedging Proceeds" means any amount payable by CFC to the Purchaser under any interest rate cap agreement made between CFC and the Purchaser with respect to this Agreement.

         "Insolvency Event" means, with respect to a specified Person, the occurrence of an initial bankruptcy event or the commencement by or against such Person of any other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the commencement of any proceeding seeking the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or similar official for such Person or for any substantial part of such Person's property, or the winding up or liquidation of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of any action by such Person in furtherance of any of the foregoing.

         "Insurance Policy" means (i) any comprehensive, collision, fire, theft or other insurance policy maintained by an Obligor in which the Seller or the Servicer is named as loss payee with respect to one or more Financed Vehicles, and (ii) any credit, life or disability insurance maintained by an Obligor in connection with any Contract.

         "Investment" means the aggregate amounts of cash paid by the Purchaser to the Seller for each Purchase, minus the amount of all Collections received and applied as reductions of Investment pursuant to
Article V.

         "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

         "Liquidity Facilities" means each of the committed loan facilities, lines of credit and other financial accommodations available to the Purchaser to support the liquidity of the Purchaser's commercial paper notes.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Net Loss" for a month means the sum of the Principal Balances of all Purchased Receivables which are Defaulted Receivables for such month, minus any Liquidation Proceeds received during such month, plus any losses resulting from disposition expenses paid during such month.

         "Net Loss Ratio" means, as of the last day of any month, a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Loss for such month and the five immediately preceding months, to the extent this Agreement was in effect during such months, and (ii) a factor of 12 divided by the number of months included in the sum in clause
(i), and the denominator of which is the average of the Aggregate Principal Balance on the first day of the month and the first day of the five immediately preceding months, to the extent this Agreement was in effect during such months.

         "Obligor" means any Person which is obligated to make payment on a Receivable.

         "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances as reduced as provided in Section 5.3.

         "Partial Payoff" has the meaning assigned to that term in
Section 5.2.

         "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.2 with respect to such Receivable.

         "Payahead Balance" on a Receivable that is a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable pursuant to Sections 5.2 and 5.3.

         "Performance Guarantor" means CFC and its successors and assigns.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "PPSA" means the Personal Property Security Act (Ontario) or the comparable legislation of the other provinces of Canada including, in Quebec, the Civil Code of Quebec, and in Newfoundland and Prince Edward Island, the respective Assignments of Book Debts Acts of such provinces.

         "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the related Precomputed Receivables pursuant to Section 5.3.

         "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or which is a monthly actuarial receivable.

         "Prime Rate" means the rate per annum on any day publicly announced by Bank of

Montreal as its "prime rate" for Canadian dollar commercial loans made by it in Canada.

         "Principal Balance" means with respect to any Receivable the outstanding principal balance thereof determined in accordance with the Credit and Collection Policy and the Servicer's customary calculation methods.

         "Program Fee" has the meaning assigned to that term in
Section 3.1.2.

         "Purchase" has the meaning assigned to that term in Section 2.1.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

         "Purchase Date" means, in respect of the initial Purchase, December 18, 1996, and in respect of any subsequent Purchase, the date set out on the related Purchase Request, in each case being the date on which the conditions precedent to the Purchase described in Section 4.1. have been satisfied or waived.

         "Purchase Discount" has the meaning assigned to that term in
Section 3.1.1.

         "Purchase Investment" means, in respect of a Purchase, the aggregate amount of cash paid by the Purchaser to the Seller for such Purchase.

         "Purchase Principal Balance" means, in respect of a Purchase, the aggregate Principal Balance of all Receivables subject to the related Purchase Request.

         "Purchase Request" means the request in the form of Exhibit B hereto to be provided by the Seller in accordance with Section 2.1.

         "Purchased Assets" means all Purchased Receivables purchased by the Purchaser under this Agreement together with the Related Security and Collections from and after the Cut-Off Date relating to such Purchased Receivables and all proceeds of the foregoing.

         "Purchased Receivable" means an Eligible Receivable being sold to Purchaser under this Agreement arising under a Contract listed on a Schedule of Contracts delivered to the Administrative Agent prior to a Purchase Date.

         "Purchaser" means Canadian Master Trust, a trust established pursuant to the laws of the Province of Ontario and its successors and assigns.

         "Purchaser's Anticipated Recovery" means the sum of the Investment on a Purchase Date plus the aggregate of all amounts required to be remitted to the Purchaser pursuant to Section 5.4(i).

         "Rating Agency" means Dominion Bond Rating Service Limited or its successor.

         "Receivable" means the indebtedness and other obligations of an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, and including, without limitation, the obligation to pay any Finance Charges with respect thereto.

         "Receivables Files" means the documents specified in Section 6.3.

         "Related Security" means, with respect to any Receivable:

          (i) all of the Seller's interest in the Financed Vehicle, the financing of the purchase of which gave rise to such Receivable, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of the Insurance Policies, and all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the Obligor, manufacturer or Dealer in respect of such Financed Vehicle,

         (ii) all guarantees or other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements or other instruments signed by an Obligor describing any collateral securing such Receivable, and including, without limitation, all security interests or liens, and property subject thereto, granted by any Person (whether or not the primary Obligor on such Receivable) under or in connection therewith,

         (iii) all books, records and other information relating to such Receivable, including, without limitation, all Contracts,

         (iv) all service contracts and other contracts and agreements relating to such Receivable, and

         (v)      all proceeds of any of the foregoing.

         "Required Insurance" means an Insurance Policy with respect to a Financed Vehicle (i) that has been issued to the Obligor by an insurance company acceptable to the Servicer, (ii) that provides comprehensive, collision, fire, theft and other physical damage coverage, (iii) that is in an amount not less than the market value of the applicable Financed Vehicle, and (iv) that has the Seller or the Servicer noted as the loss payee thereon.


         "Reserve" means an amount in the form of Receivables having an aggregate Principal Balance equal to 5.0% of the Investment as of the initial Purchase Date and thereafter means the amount specified in a Purchase Request.

         "Sale Documents" means this Agreement and all other certificates, instruments, agreements and documents executed from time to time by the Seller in connection with the transactions contemplated in this Agreement.

         "Schedule of Contracts" means a list of Contracts delivered to the Administrative Agent in connection with a Purchase, such list being in microfiche, paper or electronic format.

         "Seller" means Chrysler Credit Canada Ltd., a Canada corporation and its successors and permitted assigns.

         "Servicer" means the Seller or any replacement thereof under
Article VI.

         "Servicer Default" has the meaning assigned to that term in
Section 6.2.

         "Servicer Fee" has the meaning assigned to that term in
Section 3.1.3.

         "Servicer Report" means the report in the form of Exhibit A hereto to be provided by the Servicer in accordance with Section 5.5, which report shall include a calculation of the Delinquency Ratio and the Net Loss Ratio for the applicable month.

         "Settlement Date" means the last day of each month following a related Settlement Period (or if such day is not a Business Day, the preceding Business Day).

         "Settlement Period" means a calendar month, provided, that, for purposes of the initial Settlement Period for a Purchase, such period shall commence on the Cut-Off Date and end on the last calendar day of the calendar month in which the Cut-Off Date occurs.

         "Significant Event" has the meaning assigned to that term in
Section 8.2.(b).

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) the fixed rate of interest, (b) the unpaid principal balance, and (c) a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 365 or 366, as the case may be, and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Structuring Fee" has the meaning assigned to that term in
Section 4.1.10.


                        ARTICLE II: SALE AND PURCHASE

         SECTION 2.1. Sale and Purchase. Upon the terms and subject to the conditions set forth herein, from time to time the Seller may, by delivering a Purchase Request to the Purchaser prior to the date of a requested purchase, effective as of the Purchase Date, request the Purchaser to purchase all of the Seller's right, title and interest to and in the Purchased Receivables specified in the Schedule of Contracts accompanying the Purchase Request, together with the Related Security and Collections from and after the Cut-Off Date relating to such Purchased Receivables and all proceeds of the foregoing. If the Purchaser in its sole discretion agrees to such purchase, then subject to the consent of the Rating Agency, the Seller shall sell, transfer and assign, and the Purchaser shall purchase and accept, the transfer and assignment pursuant to an Assignment of all of the Seller's right, title and interest to and in the Purchased Receivables relating to such Purchase Request, together with the Related Security and Collections relating to such Purchased Receivables and all proceeds of the foregoing (the foregoing sale, transfer and assignment being referred to as a "Purchase").

         SECTION 2.2. Purchase Price. The aggregate purchase price payable by the Purchaser for all Purchases shall be the sum of the Purchase Investment for each Purchase plus the amount, if any, by which aggregate Collections exceed the Purchaser's Anticipated Recovery. On each Purchase Date, the Purchaser shall pay to the Seller cash in an amount equal to the Purchase Principal Balance as of the Cut-Off Date minus the Reserve. The balance of the purchase price in respect of each Purchase shall be paid after the Investment has been reduced to zero as Collections are received by the Purchaser provided that such balance shall be paid forthwith upon the sale by the Purchaser of Purchased Receivables pursuant to Section 2.3.

         SECTION 2.3. Seller's Optional Termination. The Seller shall have the right, on five Business Days' written notice to the Administrative Agent expiring on a Settlement Date, at any time following the reduction of the Aggregate Principal Balance hereunder to a level that is less than ten percent (10%) of the sum of (i) the Aggregate Principal Balance on the Settlement Date immediately prior to the most recent Purchase Date and (ii) the Purchase Principal Balance on the last Purchase Date and is greater than the aggregate of the Investment outstanding after the application of Collections remitted on that Settlement Date and all other amounts payable (whether due or accrued) hereunder or under any other Sale Document, to repurchase from the Purchaser all, and not part, of the then outstanding Purchased Receivables, together with the Related Security and Collections relating to such Purchased Receivables. The purchase price in respect thereof shall be an amount equal to the Aggregate Principal Balance as at the last day of the preceding Settlement Period. The assignment giving effect to such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against the Purchaser or the Administrative Agent except as to the Purchaser's unencumbered title to the said Purchased Receivables, Related Security and Collections. The Seller shall pay and account for the amount so payable as a Collection with respect to the Purchased Receivables.

         SECTION 2.4 Repurchase of Ineligible Receivables. In the event the Seller is in breach of a representation and warranty as set forth in Article VII or of the covenant set forth in Section 8.3(c) made with respect to a Purchased Receivable, then on the Settlement Date following the Settlement Period in which such breach is discovered the Seller shall repurchase each Purchased Receivable affected by such breach for the Purchase Amount thereof. The Seller shall pay and account for the amount so payable as a Collection with respect to such Purchased Receivables.


                        ARTICLE III: FEES AND EXPENSES

         SECTION 3.1. Determination of Carrying Costs. The following rates shall be utilized in calculating the amount of Carrying Costs to be distributed each Settlement Period out of Collections of Purchased Receivables.

         SECTION 3.1.1. Purchase Discount.

         (a) A Purchase Discount equal to the weighted average of the following (net of any Hedging Proceeds in respect of the related Settlement Period):

                  (i) the weighted average of the discount rates on all commercial paper notes issued at a discount and outstanding during the related Settlement Period (other than commercial paper notes the proceeds of which are used by the Purchaser to (A) purchase receivables, or extend financing secured thereby, at a fixed interest rate or (B) conduct any arbitrage activities of the Purchaser), converted to an annual yield-equivalent rate on the basis of a 365-day year;

                  (ii) the weighted average of the annual interest rates payable on all interest-bearing commercial paper notes outstanding during the related Settlement Period (other than the commercial paper notes described in clauses (A) and (B) of paragraph (i) above), on the basis of a 365-day year; and

                  (iii) the weighted average of the annual interest rates applicable to any Liquidity Facilities under which the Purchaser has borrowed loans during the related Settlement Period (which loans shall be borrowed only after a determination by the Purchaser that financing its activities during such period by issuing commercial paper notes would not be practicable or cost-efficient); provided that to the extent that the Investment is funded by a specific issuance of commercial paper notes and/or by a specific borrowing under a Liquidity Facility or a Credit Facility, the Purchase Discount shall equal the rate or weighted average of the rates applicable to such issuance or borrowing, provided, further, that, for purposes of the foregoing, the interest rates applicable under any Liquidity Facility shall be equal to one-half of one per cent (0.50%) per annum in excess of the greater of (A) the rate of interest per annum for overnight interbank loans in respect of Canadian dollar funds having a term of one day, and (B) the Banker's Acceptance Rate for the applicable Settlement Period.

         (b) Two calendar days prior to the end of each Settlement Period (or if such day is not a Business Day, the immediately preceding Business Day), the Administrative Agent shall determine the Purchase Discount pursuant to
(a) above by using the actual Purchase Discount for each day elapsed in such month and estimating the Purchase Discount for each remaining day in such month. In addition, the Administrative Agent shall concurrently notify the Servicer of the actual Purchase Discount for any days during the immediately preceding Settlement Period with respect to which the Purchase Discount was estimated, and the difference, if any, between the Carrying Costs actually paid using the estimated Purchase Discount and the Carrying Costs which would have been paid had the actual Purchase Discount been available (such differential being the "Carrying Costs True-up Amount"). If the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was less than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Purchaser pursuant to Section 5.4 shall be increased by an amount equal to the Carrying Costs True-up Amount, or, if the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was greater than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Purchaser pursuant to
Section 5.4 shall be decreased by an amount equal to the Carrying Costs True-up Amount.

         SECTION 3.1.2. Program Fee. A Program Fee equal to 0.18% per annum in respect of the initial Purchase and following each Purchase the amount per annum specified in the Purchase Request effective as of the date set out in the Purchase Request, in each case which shall include all annual expenses, including but not limited to legal fees and disbursements, audit fees, filing and administrative fees, liquidity and credit enhancement fees, and dealer commissions.

         SECTION 3.1.3. Servicer Fee. In respect of any period during which the Seller is not the Servicer, a Servicer Fee in respect of each Collection Period, not to exceed 1.0% per annum of the Aggregate Principal Balance on the first day of such Collection Period, which shall be remitted by the Purchaser to the Servicer.

         SECTION 3.2. Interest on Unpaid Amounts. To the extent that the Seller or Servicer fails to pay when due to the Purchaser or the Administrative Agent any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of 1.0% per annum in excess of the Prime Rate.

         SECTION 3.2.1. Interest Act (Canada). For the purposes of disclosure under the Interest Act (Canada) the equivalent annual rate to any rate of interest or discount calculated on the basis of a period less than a year is the rate so calculated multiplied by a fraction the numerator of which is the number of days in the calendar year and the denominator of which is the number of days in such period.


                 ARTICLE IV: CONDITIONS PRECEDENT TO PURCHASE

         SECTION 4.1. Conditions Precedent to Purchase. The following conditions must be satisfied in respect of each Purchase:

         SECTION 4.1.1. Absence of Liens. The Seller shall certify that all Purchased Receivables and all proceeds thereof are free and clear of any Adverse Claim.

         SECTION 4.1.2. PPSA Registrations. The Administrative Agent will have received verification statements, or other documents reasonably requested by the Administrative Agent, to evidence the recording of the Purchaser's interest in the Purchased Receivables, the Related Security and the Collections under the applicable PPSA.

         SECTION 4.1.3. Schedule of Contracts. The Administrative Agent will have received a Schedule of Contracts.

         SECTION 4.1.4. Seller Officer's Certificate. The Administrative Agent will have received a certificate of an officer of the Seller attesting to:

         (a) the resolution of the directors of the Seller authorizing this Agreement and the execution by the Seller of the Sale Documents to be executed by the Seller;

         (b) the names and specimen signatures of the officers of the Seller authorized to execute the Sale Documents to be executed by the Seller; and

         (c) the completeness and correctness of the articles of incorporation and by-laws of the Seller attached thereto.

         SECTION 4.1.5. CFC Officer's Certificate. The Administrative Agent will have received a certificate of an officer of CFC attesting to:

         (a) the resolution of the Directors of CFC (or the executive committee thereof) authorizing the guarantee of CFC contained in this Agreement and the execution by CFC of the Sale Documents to be executed by CFC;

         (b) the names and specimen signatures of the officers of CFC authorized to execute the Sale Documents to be executed by CFC; and

         (c) the completeness and correctness of the restated articles of incorporation and by-laws of CFC attached thereto.

         SECTION 4.1.6. Legal Opinion of Counsel to the Seller. The Administrative Agent will have received an opinion or opinions from counsel to the Seller in the form and as to such matters as the Administrative Agent or the Purchaser may reasonably request.

         SECTION 4.1.7. Good Standing Certificates. The Administrative Agent will have received certificates satisfactory to the Administrative Agent evidencing the legal existence and good standing of the Seller and CFC.

         SECTION 4.1.8. Representations and Covenants. On and as of the date of each Purchase (i) the representations and warranties of the Seller set forth in Article VII shall be true and correct with the same effect as if made on such date and (ii) the Seller shall be in compliance with the covenants set forth in Article VIII. The Seller, by accepting the proceeds of such Purchase, shall be deemed to have certified as to the truth and accuracy of each of the matters described in the foregoing clauses (i) and (ii).

         SECTION 4.1.9. Other Documents. The Administrative Agent and the Purchaser will have received all other documents that either of them had reasonably requested from the Seller or the Servicer.

         SECTION 4.1.10. Upfront Fee. The Seller shall have paid at closing
(i) a fee to the Administrative Agent in the amount of $20,000 in respect of the initial Purchase and in respect of a subsequent Purchase the amount, if any, specified in the Purchase Request, in each case which shall include all upfront expenses, including but not limited to legal fees and disbursements, filing and administrative fees, rating agency fees, liquidity and credit enhancement fees incurred with respect to such Purchases and (ii) an interest rate cap fee to the Purchaser in the amount of $616,000 in respect of the initial Purchase and in respect of a subsequent Purchase the amount specified in the Purchase Request, in each case in respect of the agreement referred to in the definition of Hedging Proceeds.

         SECTION 4.1.11. Advance Ruling Certificate. The Seller shall have obtained an Advance Ruling Certificate in connection with the sale of the Purchased Receivables hereunder pursuant to the Competition Act (Canada).


                       ARTICLE V: SETTLEMENT PROCEDURES

         SECTION 5.1. Collections. On the last day of each Settlement Period, or if such last day is not a Business Day, then on the next preceding Business Day, the Servicer shall remit to the Administrative Agent that portion of Collections for such Settlement Period which is not greater than the amount of Carrying Costs for the related Settlement Period, as determined in accordance with Section 3.1. Thereafter, the Servicer shall remit to the Administrative Agent the balance, if any, of such Collections on the Settlement Date relating to such Settlement Period. If the Seller is the Servicer on the Business Day immediately following the date on which the long term debt rating of CFC by Moody's Investor Services, Inc. or any successor thereof falls below Baa3 (or its then equivalent), and until such time as CFC's rating is increased by Moody's Investor Services, Inc. to at least Baa3 (or its then equivalent), the Servicer shall, within two Business Days of receipt, pay all Collections received by the Servicer to the Administrative Agent.

         SECTION 5.2. Application of Collections. All Collections for each Collection Period shall be applied by the Servicer as follows: With respect to each Receivable, payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.3. Next, any excess shall be applied, in the case of Precomputed Receivables, to the scheduled payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, to the extent that the sum of any remaining excess and the Payahead Balance can be applied to prepay the Precomputed Receivable in full, such remaining excess shall constitute a full payoff of such Precomputed Receivable (a "Full Payoff"). To the extent that the sum of any remaining excess, the Payahead Balance and one payment can be applied to prepay the Precomputed Receivable in full, such remaining excess shall constitute a partial payoff of such Precomputed Receivable ( a "Partial Payoff"). Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

         SECTION 5.3. Advances.

                  As of the close of business on the last day of each Collection Period, if such payments by or on behalf of the Obligor on a Precomputed Receivable shall be less than the scheduled payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount, a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of such Precomputed Receivables or payments made by the Seller in accordance with
Section 2.4 with respect to such Precomputed Receivables.

         If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

         SECTION 5.4. Application of Collections and Hedging Proceeds on Settlement Dates. Subject to Section 5.1, the Servicer will, by 12:00 noon (Toronto time) on each Settlement Date, from Collections received during the preceding Settlement Period, pay to the Administrative Agent and the Administrative Agent shall on each Settlement Date distribute such Collections to the Purchaser (i) first, an amount equal to the Carrying Costs for the Settlement Period (as such amount shall be increased or decreased by the Carrying Costs True-up Amount, if any, for the immediately preceding Settlement Period as determined pursuant to Section 3.1.1(b)) and (ii) second, all remaining Collections as a reduction to Investment. CFC will also, by the same time on each Settlement Date, pay to the Administrative Agent all Hedging Proceeds payable with respect to such preceding Settlement Period and the Administrative Agent shall distribute such Hedging Proceeds to the Purchaser.

         SECTION 5.5. Servicer Report. The Servicer will provide the Purchaser either in writing or electronically, with a Servicer Report with respect to each Settlement Period no later than the seventh Business Day following the end of such Settlement Period.


                     ARTICLE VI: SERVICING OF RECEIVABLES

         SECTION 6.1.1 Power of Attorney. The Seller hereby appoints the Purchaser, the Administrative Agent, any officer of the trustee of the Purchaser or any officer of the Administrative Agent from time to time, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, coupled with an interest, in the place and stead of the Seller and in the name of the Seller or in the name of any such attorney, from time to time in the Purchaser or Administrative Agent's discretion, as the case may be, for the purpose of enforcing the Receivables, the related Contracts and the Related Security.

         SECTION 6.1.2 Appointment and Duties of Servicer. The Purchaser hereby appoints the Seller as the Servicer and the Seller hereby accepts such appointment. The Servicer, for the benefit of the Purchaser (to the extent provided herein) and without payment to it of any fee in respect thereof so long as the Seller is the Servicer, shall manage, service, administer, make collections and discharge Adverse Claims on the Purchased Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. If the Servicer shall commence a legal proceeding to enforce a Purchased Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Purchased Receivables to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Purchased Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Purchased Receivable, the Administrative Agent shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Purchaser. The Purchaser shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 6.2. Replacement of Servicer.

         (a) If any of the following events (a "Servicer Default") shall occur and be continuing:

                  (i) any failure by the Servicer to make any payment or deposit required to be made hereunder and the continuance of such failure for a period of two Business Days (after written notice thereof from the Purchaser if the Purchaser or the Administrative Agent has actual notice of such failure prior to the expiry of two Business Days after the occurrence of such failure) or such longer period as may be approved in writing by the Rating Agency;

                  (ii) any representation or warranty made by the Servicer in Section 7.1 or any information set forth in a Servicer Report or other certificate delivered to the Administrative Agent shall prove to have been incorrect in any material respect when made and, provided that such representation or warranty is capable of being subsequently made true and correct, which continues to be incorrect in any material respect for a period of thirty-two days after the date on which written notice thereof requiring the same to be remedied has been given to the Servicer by the Purchaser or the Administrative Agent or such longer period as may be approved in writing by the Rating Agency; This document, in part and in whole, is confidential and proprietary. Any duplication, dissemination, or use of any portion of this document without the express written consent of Chrysler Credit Canada Ltd. is strictly prohibited.

                  (iii) failure on the part of the Servicer to observe or perform in any material respect any other term, covenant or agreement in this Agreement or any other Sale Document which continues unremedied for thirty-two days after the date on which written notice of such failure requiring the same to be remedied has been given to the Servicer by the Purchaser or the Administrative Agent or such longer period as may be approved in writing by the Rating Agency; or

                  (iv) an Insolvency Event with respect to the Seller or the Servicer,

then, so long as such Servicer Default shall not have been remedied, the Purchaser shall have the right to remove the Seller (or any successor Servicer) as Servicer by giving written notice thereof to the Servicer. On and after receipt of such written notice, all authority and power of the Servicer under this Agreement shall, without further action, pass to and be vested in such successor Servicer as may be appointed by the Purchaser, provided, however, that the Servicer cannot be removed until a successor Servicer is selected and appointed and such successor Servicer meets industry-wide standards for being a Servicer of retail automotive receivables and the successor Servicer shall have agreed to perform the duties and obligations of the Servicer pursuant to the terms hereof and to be bound by the terms of this Agreement.

         (b) If the Seller is removed as Servicer, the Seller shall transfer to any successor Servicer designated by the Purchaser all records, correspondence and documents (including computer software) requested by the Purchaser or such successor Servicer and permit such Persons to have access to, and to copy, all software used by the Servicer in the collection, administration or monitoring of the Purchased Receivables. In the case of software that is then licensed by, or otherwise made available to, the Servicer from or by any third party, the Servicer shall use its best efforts to obtain such consents and otherwise take all actions necessary in order to enable any Servicer hereunder to succeed to all rights of the Seller to the use of such software for the purpose of discharging the obligations of the successor Servicer under or in connection with the Sale Documents.

         (c) Following the removal of the Seller as Servicer, (i) the Purchaser and the Administrative Agent may (a) notify Obligors of the ownership interest of the Purchaser hereunder in the Purchased Receivables and the Related Security, and (b) notify each issuer of an Insurance Policy of the ownership interest of the Purchaser hereunder in the Purchased Receivables and in the Related Security (including the applicable Financed Vehicle and Insurance Policy thereon), and (ii) the Purchaser and the Administrative Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the applicable PPSA and other applicable laws, which rights shall be cumulative.

         SECTION 6.3. Custody of Receivable Files. To assure uniform quality in servicing the Purchased Receivables and to reduce administrative costs, the Purchaser hereby irrevocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the

Purchaser and the Seller as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Administrative Agent as of each Purchase Date with respect to each Purchased Receivable (the "Receivable Files"):

         (a) the fully executed original of the Contract related to such Purchased Receivable;

         (b) the original credit application fully executed by the Obligor;

         (c) such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

         (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Purchased Receivable, an Obligor or a Financed Vehicle.

         SECTION 6.4. Duties of Servicer as Custodian. The Servicer shall hold the Receivable Files as custodian for the benefit of the Seller and the Purchaser and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Seller and the Servicer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to receivable files relating to all comparable automotive receivables that the Servicer services for itself or others.

         SECTION 6.5. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the initial Cut-Off Date and shall continue in full force and effect until terminated pursuant to this Section 6.5. If the Seller shall cease to be the Servicer in accordance with the provisions of this Agreement, the appointment of such Servicer as custodian shall be terminated by the Purchaser. The Purchaser may terminate the Servicer's appointment as custodian at any time following the occurrence of a Servicer Default under Section 6.2(a) upon thirty days written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Administrative Agent or to a Person designated by the Administrative Agent at a place or places as the Administrative Agent may reasonably designate.


                 ARTICLE VII: REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the Seller. The Seller makes in its capacity as Seller and Servicer the following representations and warranties to the Purchaser as of the date hereof and as of each Purchase Date:

         (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified in good standing in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

         (b) The execution, delivery and performance by the Seller of the Sale Documents, and the Seller's use of the proceeds of the Purchase, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's articles of incorporation or by-laws or (ii) any law or contractual restriction binding on or affecting the Seller, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Sale Documents, or for the perfection of or the exercise by the Purchaser of its rights and remedies under the Sale Documents, except for the filing of the financing statements or other documents referred to in Section 4.1.2 and except for compliance with
                  Section 4.1.11.

         (d) Each Sale Document constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

         (e) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect (i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or of the interests of the Purchaser in the Purchased Assets.

         (f) The Seller is the legal and beneficial owner of the Receivables, the Related Security and Collections, each Purchased Receivable will be an Eligible Receivable on the related Purchase Date and the Receivables and Collections are free and clear of any Adverse Claim, except as created by this Agreement; upon consummation of a Purchase, the Purchaser will acquire a valid ownership interest in the Purchased Receivables and in the Related Security and the Collections with respect thereto, and the Receivables and Collections will be free and clear of any Adverse Claim except as created by this Agreement.

         (g) The information to be provided by the Seller to the Servicer for use in each Servicer Report prepared under
                  Section 5.5 and all information and Sale Documents furnished or to be furnished at any time by the Seller to the Administrative Agent in connection with this Agreement is or will be accurate in all material respects as of its date.

         (h) The Seller is treating the sale and assignment to the Purchaser under this Agreement of the Purchased
                  Receivables, Related Security and Collections as a sale for all purposes.


                           ARTICLE VIII: COVENANTS

         SECTION 8.1. Affirmative Covenants of the Seller. Until the Investment is reduced to zero and all other amounts to be remitted to the Purchaser hereunder have been paid in full, the Seller in its capacity as Seller and Servicer covenants and agrees with the Purchaser that it will, unless the Purchaser has otherwise consented in writing:

         (a) comply with all laws, rules, regulations and orders applicable to it and all or any of its businesses and properties, except where the failure to do so would not materially adversely affect the Purchaser's interest hereunder or its ability to perform its obligations hereunder;

         (b) maintain its existence in the jurisdiction of its incorporation, and qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder;

         (c) maintain and implement administrative and operating procedures, and keep and maintain all records and other information, reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the daily identification of Purchased Receivables and all Collections and adjustments to Purchased Receivables);

         (d) at any time and from time to time, after the occurrence of a Servicer Default which is continuing, during regular business hours, permit the Administrative Agent, its agents or representatives upon five Business Days' prior written notice to (i) examine and make copies of all Receivable Files in its possession (or under its control), and (ii) visit its zone offices for the purpose of examining such Receivable Files and discussing matters relating to the Related Security and its performance under the Purchased Receivables or hereunder with any of its officers or employees having knowledge of such matters;

         (e) at its expense timely and fully perform and comply with all material provisions and covenants required to be observed by the Seller under the Contracts related to the Purchased Receivables;

         (f) comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and any Contract related to such Receivable;

         (g) make all payments payable by it to government agencies in accordance with applicable law and others where a statutory lien or deemed trust might arise having priority over the Purchaser's interest in any Purchased Receivables and Related Security;

         (h) take all steps necessary to obtain the discharge of any financing statement, registration, recording, filing or other document similar in effect relating to any Purchased Receivables, Related Security or Collections except those in favour of the Purchaser in accordance herewith or subordinate to the rights of the Purchaser thereunder; and

         (i) treat the sale and assignment to the Purchaser under this Agreement of the Purchased Receivables, Related Security and Collections as a sale for all purposes.

         SECTION 8.2. Reporting Requirements of the Servicer. Until the Investment is reduced to zero and all amounts to be remitted to the Purchaser hereunder have been paid in full, the Seller in its capacity as Seller and Servicer covenants and agrees with the Purchaser that it will, unless the Purchaser shall otherwise consent in writing, furnish to the Purchaser:

         (a)      the Servicer Report as required under Section 5.5;

         (b) as soon as possible, and in any event within five Business Days after the Servicer becomes aware thereof, a description of each event or condition (each such event or condition being referred to as a "Significant Event") and, if applicable, the steps being taken with respect thereto by the Person(s) affected thereby that is: (i) the occurrence of any Servicer Default or event which with the passage of time or the giving of notice or both would constitute a Servicer Default or (ii) the institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement or the other Sale Documents or the collectibility of the Purchased Receivables; and

         (c) such other information, documents, records or reports respecting the Purchased Receivables or the condition or operations, financial or otherwise, of the Servicer as the Purchaser may from time to time reasonably request.

         SECTION 8.3. Negative Covenants of the Servicer. Until the Investment is reduced to zero and all other amounts to be remitted to the Purchaser hereunder have been paid in full, the Servicer covenants and agrees with the Purchaser that it will not, unless the Purchaser has otherwise consented in writing:

         (a) except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of or create any Adverse Claim upon or with respect to any Purchased Receivables, Related Security or any Collections or assign any right to receive income in respect thereof or suffer to exist any Adverse Claim upon or with respect to any Purchased Receivables or any Collections;

         (b) amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in each case, in any manner which is inconsistent with the Credit and Collection Policy; or

         (c) extend the term of any Purchased Receivable if such extension would be adverse to the Purchaser.

         SECTION 8.4. Protection of the Purchaser's Interest. Until the Investment is reduced to zero and all other amounts to be remitted to the Purchaser hereunder have been paid in full, the Seller in its capacity as Seller and Servicer covenants and agrees with the Purchaser that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all action that the Administrative Agent may from time to time reasonably request in order to evidence and protect the validity and enforceability of the Purchaser's interests in the Purchased Receivables, the Related Security and the Collections and to enable the Administrative Agent and/or the Purchaser to exercise or enforce any of their respective rights under the Sale Documents. Without limiting the generality of the foregoing, the Seller will: (i) on or prior to the date of each Purchase, mark its master data processing records relating to the Purchased Receivables relating to such Purchase with a legend describing the Purchaser's interests therein; and (ii) upon the request of the Administrative Agent, execute and file such financing statements or amendments thereto as may be requested by the Administrative Agent.


                       ARTICLE IX: ADMINISTRATIVE AGENT

         SECTION 9.1. Appointment of Administrative Agent. The Purchaser has appointed Nesbitt Burns Inc. as its Administrative Agent. The Administrative Agent is responsible for administering and enforcing this Agreement and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Administrative Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by the Purchaser under this Agreement.

         SECTION 9.1.1. Replacement of Administrative Agent. The Purchaser may, at any time in its discretion but at no additional expense to the Seller, remove the Administrative Agent and appoint a new Administrative Agent, which shall have the duties described in Section 9.1.


                         ARTICLE X: COVENANTS OF CFC

         SECTION 10.1. Covenants of CFC. Until the Investment is reduced to zero and all other amounts to be remitted to the Purchaser hereunder have been paid in full, CFC covenants and agrees with the Purchaser that it will, unless the Purchaser has otherwise consented in writing:

         (a) comply with all laws, rules, regulations and orders applicable to it and all or any of its businesses and properties, except where the failure to do so would not materially adversely affect the Purchaser's interest hereunder or its ability to perform its obligations hereunder;

         (b) preserve and maintain its corporate existence, except in the case of a merger or other action permitted under the Short Term Revolving Credit Agreement and the Long Term Revolving Credit Agreement each dated as of April 24, 1997 between it and Chemical Bank, as administrative agent and Royal Bank of Canada, as Canadian administrative agent, and the several banks party thereto, as amended, modified, supplemented or restated from time to time, and where the continuing or surviving entity assumes CFC's obligations hereunder;

         (c) furnish to the Purchaser, unless the Seller has previously complied with Section 8.2(b), as soon as possible and in any event within five Business Days after CFC becomes aware of the occurrence of each Significant Event, a statement of an officer of CFC setting forth details as to such Significant Event and the action which CFC or the Seller or Servicer has taken or is proposing to take with respect thereto;

         (d) at any time following the occurrence of a Significant Event which is continuing, ensure the due performance of all of the obligations of the Seller (including those arising in its capacity as Servicer, if the Seller is at such time the Servicer) under this Agreement and, in the event of any failure of the Seller to perform such obligations, assume all of the liabilities of the Seller (including those arising in its capacity as Servicer, if the Seller is at such time the Servicer) hereunder;

         (e) make all payments to be made by it in the performance of its obligations hereunder without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest, penalties and additions thereto) unless such deduction or withholding is required by any applicable treaty, law, rule or regulation (as modified by the practice of any relevant governmental revenue authority then in effect), in which case it shall pay to the Purchaser, in addition to any payment to which the Purchaser is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by the Purchaser will equal the full amount the Purchaser would have received had no such deduction or withholding been required; and

         (f) continue to hold such number of shares in the capital of the Seller such that the Seller is at all times a subsidiary of CFC.


                          ARTICLE XI: MISCELLANEOUS

         SECTION 11.1. Amendments, Etc. No amendment or waiver of, or consent to the Seller's or the Servicer's departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         SECTION 11.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including photocopy, facsimile, electronic mail or other digital communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when sent.

         SECTION 11.3. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11.4. Binding Effect; Assignability. This Agreement shall be binding upon and enure to the benefit of the Seller, the Servicer, CFC, the Purchaser, the Administrative Agent and their respective successors and assigns, except that the Seller shall not have the right to assign any interest herein without the prior written consent of the Purchaser. The Purchaser may assign any of its rights or obligations hereunder to any Person; provided, that in the case of any such assignment proposed to be made prior to the occurrence of a Servicer Default, the consent of the Seller (which consent shall not be unreasonably withheld) shall be required.

         SECTION 11.5. Governing Law. This Agreement and the Sale Documents shall be governed by, and construed in accordance with, the laws of the province of Ontario and the federal laws of Canada applicable therein.

         SECTION 11.6. Confidentiality. The Purchaser and the Administrative Agent agree to maintain the confidentiality of any information regarding the Seller obtained in connection with this Agreement which is not publicly available, but the Purchaser and the Administrative Agent may, with notice to the Seller, reveal such information, (a) to applicable rating agencies, liquidity providers and credit enhancement providers, (b) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of any Purchase under this Agreement, (c) as required by law, government regulation, court proceeding or subpoena or (d) to bank regulatory agencies and examiners.

         SECTION 11.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

                            CHRYSLER CREDIT CANADA LTD.
                            as Seller and Servicer

                            By: "D.M. Cantwell"
                                ------------------------------------
                            Title:    Vice President and Treasurer

                            Address: 2700 Matheson Boulevard East East Tower, Suite 400
                                             Mississauga, Ontario
                                             L4W 4V9

                            Attention:       Assistant Secretary
                            Facsimile:       905-629-7961

                            With a copy to:

                            Address:         27777 Franklin Road
                                             Southfield, Michigan  48034

                            Attention:       Assistant Secretary
                            Facsimile:       248-948-3138

                               CHRYSLER FINANCIAL CORPORATION
                               as Performance Guarantor


                                 By: "D.M. Cantwell"
                                     --------------------------
                                     Title: Vice President and Treasurer

                                 Address:       27777 Franklin Road
                                                Southfield, Michigan 48034

                                 Attention:     Assistant Secretary
                                 Facsimile:     248-948-3138

                      CANADIAN MASTER TRUST
                      by its Administrative Agent,

                      NESBITT BURNS INC.
                      as Purchaser



                      By: "P. Smeeton"
                          -----------------------------
                              Title: Securitization and Structured Finance

                      By: "Christopher Romano"
                          -----------------------------
                              Title: Securitization and Structured Finance

                      Address:         Canadian Master Trust
                                       c/o Nesbitt Burns Inc.
                                       3rd Floor Podium
                                       1 First Canadian Place
                                       Toronto, Ontario
                                       M5X 1H3

                      Attention:       Managing Director,
                                       Securitization and Structured Finance
                      Facsimile:       416-359-1910

                        NESBITT BURNS INC.,
                        as Administrative Agent

                        By: "P. Smeeton"
                            --------------------------------
                        Title: Securitization and Structured Finance

                        By: "Christopher Romano"
                            --------------------------------
                        Title: Securitization and Structured Finance

                        Address:   3rd Floor Podium
                                   1 First Canadian Place
                                   Toronto, Ontario
                                   M5X 1H3

                        Attention: Managing Director,
                                   Securitization and Structured Finance
                        Facsimile: 416-359-1910

                                  EXHIBIT B
                           Form of Purchase Request


                               Purchase Request



To:     Canadian Master Trust
        c/o Nesbitt Burns Inc.
        3rd Floor Podium
        1 First Canadian Place
        Toronto, Ontario
        M5X 1H3
        (416) 359-1910

This Purchase Request is delivered to you pursuant to Section 2.1 of a receivables sale agreement dated as of December 18, 1996, as amended and restated as of November 10, 1997 (the "Receivables Sale Agreement") between Chrysler Credit Canada Ltd., as Seller, and Canadian Master Trust, as Purchaser. All capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to them in the Receivables Sale Agreement.

The Seller hereby requests the Purchaser to purchase on the date indicated below the Eligible Receivables, particulars of which are indicated on the attached schedule, in accordance with and subject to the terms and conditions of the Receivables Sale Agreement.


Purchase Date:

Cut-Off-Date:

Purchase Principal Balance:

Reserve:

Cash component of purchase price:

Program Fee:

Structuring Fee:

Interest rate cap fee:

                                    Dated the         day of

                                    CHRYSLER CREDIT CANADA LTD.


                                    By:______________________________
                                            (Authorized Officer)

                                  EXHIBIT C
                              Form of Assignment


                        ASSIGNMENT OF PURCHASED ASSETS


        Reference is made to the Amended and Restated Receivables Sale Agreement dated as of November 10, 1997 (the "Receivables Sale Agreement") between Chrysler Credit Canada Ltd. , as seller and servicer (the "Seller"), Chrysler Financial Corporation, Canadian Master Trust, as purchaser by its administrative agent, Nesbitt Burns Inc. (the "Purchaser") and Nesbitt Burns Inc.

        Words and terms with initial capital letters shall have the meaning given to them in the Receivables Sale Agreement unless otherwise defined herein.

        FOR VALUE RECEIVED, the Seller does hereby sell, transfer and assign unto the Purchaser, all of the Seller's right, title and interest to and in the Purchased Assets details of which are contained in Schedule "A" hereto.

        This assignment is made without recourse but pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned contained in the Receivables Sale Agreement and is subject to, governed by, and construed in accordance with, the Receivables Sale Agreement and the laws of Ontario. In the event of any inconsistency or conflict between the Receivables Sale Agreement and this assignment, the provisions of the Receivables Sale Agreement shall govern.

        IN WITNESS WHEREOF this assignment has been executed on the day    of
November, 1997.


                                      CHRYSLER CREDIT CANADA LTD.


                                      Per:______________________________
                                       Name:
                                       Title:

                                      CANADIAN MASTER TRUST
                                      by its Administrative Agent,
                                      NESBITT BURNS INC.

                                      Per:______________________________
                                       Name:
                                       Title: